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                                                                 Exhibit (g)(11)

                            AUTOMATIC AND FACULTATIVE
                              REINSURANCE AGREEMENT

                              YEARLY RENEWABLE TERM

                           EFFECTIVE November 15, 2000

                                     Between

                     IDS LIFE INSURANCE COMPANY OF NEW YORK
                               ("CEDING COMPANY")

                                Albany, New York

                                       And

                          [NAME OF REINSURANCE COMPANY]
                                  ("REINSURER")

                     [city and state of reinsurance company]


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                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

                                Table of Contents

1.      PARTIES TO AGREEMENT..................................................1

2.      REINSURANCE BASIS.....................................................1

3.      AUTOMATIC REINSURANCE TERMS...........................................1

        a.      CONVENTIONAL UNDERWRITING.....................................1

        b.      RETENTION.....................................................2

        c.      AUTOMATIC ACCEPTANCE LIMITS...................................2

        d.      AUTOMATIC IN FORCE AND APPLIED FOR LIMIT......................2

        e.      RESIDENCE.....................................................2

        f.      MINIMUM CESSION...............................................2

        g.      AUTOMATIC REINSURANCE FOR FACULTATIVE RISKS...................2

4.      AUTOMATIC REINSURANCE NOTICE PROCEDURE................................2

5.      FACULTATIVE REINSURANCE...............................................3

6.      COMMENCEMENT OF REINSURANCE COVERAGE..................................3

        a.      AUTOMATIC REINSURANCE.........................................3

        b.      FACULTATIVE REINSURANCE.......................................3

        c.      PRE-ISSUE COVERAGE............................................4

7.      REINSURANCE RISK AMOUNT AND REINSURANCE PREMIUM RATES.................4

        a.      REINSURANCE RISK AMOUNT.......................................4

        b.      REINSURANCE PREMIUMS..........................................5

        c.      TABLE RATED SUBSTANDARD PREMIUMS..............................5

        d.      FLAT EXTRA PREMIUMS...........................................5

        e.      RATES NOT GUARANTEED..........................................5

8.      CASH VALUES OR LOANS..................................................5

9.      PAYMENT OF REINSURANCE PREMIUMS.......................................6

        a.      PREMIUM DUE...................................................6

        b.      FAILURE TO PAY PREMIUMS.......................................6

        c.      OVERPAYMENT OF REINSURANCE PREMIUM............................6

        d.      UNDERPAYMENT OF REINSURANCE PREMIUM...........................6

        e.      RETURN OF REINSURANCE PREMIUM.................................6

        f       UNEARNED PREMIUMS.............................................7

10.     PREMIUM TAX REIMBURSEMENT.............................................7

11.     DAC TAX AGREEMENT.....................................................7

12.     REPORTS...............................................................8


                                       i

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Listing of Schedules:

SCHEDULE A

1.    Plans Reinsured
2.    Net Amount At Risk
3.    Automatic Shares
4.    Automatic Acceptance Limits
5.    Automatic In Force And Applied For Limit
6.    Facultative Shares
7.    Premium Due
8.    Recapture Period

SCHEDULE B - REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1.    Life Insurance
2.    Age Basis

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

SCHEDULE D - FACULTATIVE FORMS

Application for Reinsurance
Notification of Reinsurance

EXHIBIT I

Underwriting Guidelines for Internal Replacements to Permanent Insurance


                                      iii

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      b.   RETENTION.

           CEDING COMPANY will retain, and not otherwise reinsure, all amount equal to its full Automatic Share as shown in Schedule A.

      c.   AUTOMATIC ACCEPTANCE LIMITS.

           On any one life the sum of all amounts inforce and applied for with CEDING COMPANY, excluding amounts being replaced, shall not exceed the Automatic Acceptance Limits shown in Schedule A.

      d.   AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.

           On any one life, the total amount of life insurance in force and applied for with all companies, of which CEDING COMPANY is aware, cannot exceed the Automatic In Force and Applied For Limit shown in Schedule A.

      e.   RESIDENCE.

           Each insured must be a resident of the United States or Canada, or an international client meeting CEDING COMPANY's published guidelines, at the time of issue.

      f.   MINIMUM CESSION.

           There will be no minimum cession for this Agreement.

      g.   AUTOMATIC REINSURANCE FOR FACULTATIVE RISKS

           For risks that have been facultatively submitted to any reinsurer:

           i. If a risk has been submitted facultatively to any reinsurer less than twenty-four months before the current application, it is not eligible for automatic reinsurance coverage under this Agreement.

           ii. If the current application has been submitted to any reinsurer for facultative underwriting, it is not eligible for automatic reinsurance coverage under this Agreement.

           iii. If a risk has been submitted facultatively to any reinsurer more than twenty-four months before the current application, the risk will be eligible for automatic reinsurance coverage under this Agreement, subject to the conditions of this Section 3.

4.    AUTOMATIC REINSURANCE NOTICE PROCEDURE.

      After the policy has been paid for and delivered, CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to REINSURER.

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      c.   PRE-ISSUE COVERAGE.

           REINSURER will not be liable for benefits paid under CEDING COMPANY's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Section 3 of this Agreement are met. REINSURER's liability under CEDING COMPANY's conditional receipt or temporary insurance agreement is equal to REINSURER's Automatic Reinsurance Share of the lesser of i. or ii. below:

           i.    The  Automatic  Acceptance  Limits,  defined  in  Schedule  A,
                 Paragraph 4.

           ii.   The amount for which CEDING COMPANY is liable.

           The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by CEDING COMPANY. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

           In the  event  that  CEDING  COMPANY's  rules  with  respect  to cash handling and the issuance of conditional receipt or temporary insurance are not followed, REINSURER will participate in the pre-issue contract liability if the conditions for automatic reinsurance are met and CEDING COMPANY does not knowingly allow such rules to be violated or condone such a practice. Such liability shall be limited to the lesser of i. or ii. above. As in all cases, the provisions of Section 14 apply to such a claim.

7.    REINSURANCE RISK AMOUNT AND REINSURANCE PREMIUM RATES.

      a.   REINSURANCE RISK AMOUNT.

           Reinsurance  shall  be on a first  dollar,  quota  share  basis.  The
           Reinsurance Risk Amount will be REINSURER's Automatic Reinsurance Share, or Facultative Reinsurance Share, of the Net Amount at Risk. REINSURER's share of Net Amount of Risk will be the same as REINSURER's share of the Specified Amount, as set forth in Schedule A.

           Reinsurance Risk Amount will be calculated on the policy or rider anniversary, unless there is an increase or decrease in the Specified Amount during a policy year. If the Specified Amount increases or decreases during the policy year, the Reinsurance Risk Amount will be recalculated at the time of the increase or decrease.

           In calculating Reinsurance Risk Amount, the Policy Account Value used in the calculation shall be the Policy Account Value at the policy's most recent monthly deduction.

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9.    PAYMENT OF REINSURANCE PREMIUMS

      a.   PREMIUM DUE.

           The reinsurance premiums for each reinsurance cession are due as shown in Schedule A and payable to REINSURER within 30 days after the end of the month in which they become due. The reinsurance premiums are determined according to Schedule B. On any payment date, monies payable between REINSURER and CEDING COMPANY under this Agreement may be netted to determine the payment due.

      b.   FAILURE TO PAY PREMIUMS.

           If the reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 18, the premiums will be considered in default and REINSURER may terminate the reinsurance upon 30 days' prior written notice. REINSURER will have no further liability as of the termination date.

           CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

      c.   OVERPAYMENT OF REINSURANCE PREMIUM.

           If CEDING COMPANY overpays a reinsurance premium and REINSURER accepts the overpayment, REINSURER's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, REINSURER will be liable to CEDING COMPANY for a credit in the amount of the overpayment, without interest.

      d.   UNDERPAYMENT OF REINSURANCE PREMIUM.

           If CEDING COMPANY fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Section 18, the amount of reinsurance coverage provided by REINSURER shall not be reduced. However, once the underpayment is discovered, CEDING COMPANY will be required to pay to REINSURER the difference between the full premium amount and the amount actually paid, without interest. If payment of the fall premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Paragraph 9.b., above.

      e.   RETURN OF REINSURANCE PREMIUM

           If CEDING COMPANY returns the policy premiums to the policy owner rather than pay the policy benefits, REINSURER will refund all of the reinsurance premiums it received on that policy to CEDING COMPANY, without interest.

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      e.   If  REINSURER  contests  CEDING  COMPANY's  calculation  of  the  net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date REINSURER submits its alternative calculation. If CEDING COMPANY and REINSURER reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

      Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

12.   REPORTS.

      The reporting period is monthly. The administrating party is CEDING COMPANY. For each reporting period, CEDING COMPANY will submit a statement to REINSURER with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with REINSURER, premiums owed, policy exhibit activity, and an accounting summary. Within 30 days after the end of each calendar quarter, CEDING COMPANY will submit a reserve credit summary similar to that shown in Schedule C.

13.   RESERVES FOR REINSURANCE.

      Reserves for this YRT Agreement shall be based on 1/2cx using the minimum valuation mortality table and maximum valuation interest rate. The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

14.   CLAIMS.

      a.   NOTICE OF CLAIM

           For all claims, CEDING COMPANY will promptly send a Notice of Claim to REINSURER. The Notice of Claim will include: the insured's name and date of birth, the policy number and policy issue date, the Specified Amount and Reinsured Risk Amount, and the cause and date of death.

      b.   REQUEST FOR PAYMENT.

           For all claims, CEDING COMPANY will submit to REINSURER a request for payment of the Reinsurance Risk Amount as follows:

           i. For all non-contestable claims and Automatic contestable claims with a death benefit less than or equal to $200,000, CEDING COMPANY will send to REINSURER a Proof of Claim which will include: an itemized statement of the benefits paid by CEDING COMPANY, copy of proof of payment by CEDING COMPANY, and insured's death certificate.

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      d.   ASSIGNMENT OF REINSURANCE CLAIM ADMINISTRATOR:

           The role of Reinsurance Claim Administrator will be assigned on the following alphabetic split of the surname of the insured:

           -------------------------------------------------------------
                 REINSURANCE CLAIM ADMINISTRATOR           SURNAMES
           -------------------------------------------------------------
            [name of reinsurance company]                 A-D
           -------------------------------------------------------------
            [name of reinsurance company]                 E-H
           -------------------------------------------------------------
            [name of reinsurance company]                 I- L
           -------------------------------------------------------------
            [name of reinsurance company]                 M-P
           -------------------------------------------------------------
            [name of reinsurance company]                 Q-Z
           -------------------------------------------------------------

      e.   AMOUNT AND PAYMENT OF BENEFITS.

           The reinsurance benefit will be limited to REINSURER's share of CEDING COMPANY's contractual liability for the claim. For purposes of this Paragraph 14, contractual liability shall mean the benefits payable by CEDING COMPANY pursuant to the terms and conditions of the reinsured policy. CEDING COMPANY's contractual liability for claims is binding on REINSURER. The total reinsurance benefit recovered by CEDING COMPANY from all reinsurers on a policy must not exceed CEDING COMPANY's total contractual liability on the policy, less CEDING COMPANY's quota share retention on the policy. If the total amount of reinsurance exceeds CEDING COMPANY's contractual liability, the quota share of CEDING COMPANY and each reinsurer shall be reduced proportionately.

           REINSURER shall pay to CEDING COMPANY the Reinsurance Risk Amount after REINSURER receives the information required in paragraphs 14(a.), and 14(b.). REINSURER also agrees to pay to CEDING COMPANY its share of any interest paid out to the claimant by CEDING COMPANY.

      f.   CLAIM EXPENSES.

           REINSURER will pay its share of reasonable investigation expenses and CEDING COMPANY's legal expenses connected with the litigation or settlement of contractual liability claims unless REINSURER has released its liability pursuant to Paragraph 14(c.), above. If REINSURER has released its liability, REINSURER will not participate in any expenses after the date of release.

           Claim expenses do not include routine claim and administration expenses, including CEDING COMPANY's home office expenses and any legal expenses other than defense legal expenses incurred by CEDING COMPANY. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that CEDING COMPANY admits are payable are not a claim expense under this Agreement.

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                o   The initial Specified Amount was reinsured automatically.

           ii. Increases made pursuant to the Automatic Increasing Benefit Rider will be reinsured automatically so long as the sum of all increases made under the Automatic Increasing Benefit Rider have not exceeded the maximum increase amount available under the Automatic Increasing Benefit Rider.

           CEDING COMPANY's share and REINSURER's share of Specified Amount after an increase will be the same as their respective shares before the increase, except CEDING COMPANY will not retain an amount more than the per policy Retention Limit shown in Schedule A.

           If an increase in Specified Amount occurs on a date other than the policy anniversary, a pro-rata reinsurance premium will be paid to REINSURER. The reinsurance premium rates will be based on the original issue age, duration since issuance of the original policy and the most recent underwriting classification.

      c.   REDUCTION OR TERMINATION.

           If life insurance on a reinsured policy is reduced, then the reinsurance will be reduced proportionately so that each party's quota share portion remains the same. If life insurance on a reinsured policy is terminated, then the reinsurance will cease on the date of such termination. If a decrease in Specified Amount occurs on a date other than the policy anniversary, a pro-rata reinsurance premium will be refunded to CEDING COMPANY.

      d.   INTERNAL REPLACEMENTS.

           If a CEDING COMPANY policy reinsured under this Agreement is replaced with another CEDING COMPANY policy, reinsurance will continue under this Agreement or under another agreement between CEDING COMPANY and REINSURER. Reinsurance premium rates for the new policy will be based on the issue age and duration since issue of the original policy, but on the underwriting classification of the new policy.

           If a CEDING COMPANY policy not reinsured under this Agreement is replaced with a CEDING COMPANY policy of the plan covered by this Agreement, other than as the result of a contractual term conversion, the new policy will be eligible for reinsurance under this Agreement. A policy issued as a result of a contractual term conversion will be eligible for reinsurance under this Agreement if the term policy was applied for on or after the effective date of this Agreement and conversion occurs within one year of the policy issue date. Reinsurance may be ceded automatically subject to the conditions listed in Section 3. or facultatively as provided by Section 5. Reinsurance premium rates will be based on the issue age, issue date and underwriting classification of the new policy.

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                following  the   expiration  of  the  90-day  notice  period  to
                recapture and the policy anniversary date when the required minimum of years is attained.

           iii. If any reinsurance is recaptured, all reinsurance eligible for recapture under the provisions of this agreement must be recaptured. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

           iv. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in REINSURER's reinsurance on that policy will be in proportion to the total amount of reinsurance on the policy with all reinsurers.

18. ERRORS AND OMISSIONS.

      Any unintentional or accidental failure of CEDING COMPANY or REINSURER to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, CEDING COMPANY and REINSURER shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

      This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by CEDING COMPANY to its insured or any other errors or omissions committed by CEDING COMPANY with regard to the policy reinsured hereunder.

19. INSOLVENCY.

      In the event that CEDING COMPANY is deemed insolvent, all reinsurance claims payable hereunder will be payable by REINSURER directly to CEDING COMPANY, its liquidator, receiver or statutory successor, without diminution because of the insolvency of CEDING COMPANY. It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of CEDING COMPANY will give written notice to REINSURER of the pendency of a claim against REINSURER on a risk reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding. Such notice will indicate the policy reinsured and whether the claim could involve a possible liability on the part of REINSURER.

      During the pendency of such claim, REINSURER may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or

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      d.   COSTS.

           Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

           The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery.

21.   GOOD FAITH; FINANCIAL SOLVENCY.

      CEDING COMPANY agrees that all matters with respect to this Agreement require its utmost good faith. REINSURER or its representatives have the right at any reasonable time to inspect CEDING COMPANY's records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. REINSURER has entered into this Agreement in reliance upon CEDING COMPANY's representations and warranties.

      CEDING COMPANY affirms that it has disclosed and will continue to disclose to REINSURER all matters material to this Agreement and each reinsurance cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in CEDING COMPANY's ownership or control.

22.   TERM OF THIS AGREEMENT.

      CEDING COMPANY will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days' written notice of termination by either party to the other. REINSURER will continue to accept reinsurance during this 90-day period. REINSURER's acceptance will be subject to both the terms of this Agreement and CEDING COMPANY's payment of applicable reinsurance premiums.

      In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement or becomes insolvent.

23.   MEDICAL INFORMATION BUREAU.

      REINSURER is required to strictly adhere to the Medical Information Bureau Rules, and CEDING COMPANY agrees to abide by these Rules, as amended from time to time. CEDING COMPANY will not submit a preliminary notice, application for reinsurance, or reinsurance cession to REINSURER unless CEDING COMPANY has an authentic, signed

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                                   SCHEDULE A

1.    PLANS REINSURED:

      The policy plans and supplemental benefits automatically and facultatively reinsured are:

      -----------------------------------------------------------------------------------------
                            Plans                                     Plan Codes
      -----------------------------------------------------------------------------------------
        Variable Universal Life III Base Policy         UVI001, UVI002, UVI003, UVI004
        Automatic Increasing Benefit Rider (AIBR)       AIBR02, AIBR03, AIBR04, AIBR05,
                                                        AIBR06, AIBR07, AIBR08
        Other Insured Rider (OIR)                       OIR001, OIR002, OIR003 OIR004
      -----------------------------------------------------------------------------------------

2.    NET AMOUNT AT RISK:

      The net amount at risk on the policies and riders eligible for reinsurance under this Agreement, is defined below:

      Option 1 Base Policy: The Net Amount at Risk is the Death Benefit minus the Policy Account Value, where Death Benefit is the greater of Specified Amount or Policy Account Value times tax corridor.

      Option 2 Base Policy: The Net Amount at Risk is the Death Benefit minus the Policy Account Value, where Death Benefit is the greater of Specified Amount plus Policy Account Value or Policy Account Value times tax corridor.

      Other Insured Rider: The Net Amount at Risk is the Specified Amount of the Rider.

      For purposes of this Agreement, the following will apply:

      "Specified Amount" is the amount CEDING COMPANY uses to determine the death benefit and proceeds payable under the policy upon death prior to the insured's age 100 anniversary. The initial Specified Amount will be shown in the Policy Data of the policy.

      "Policy Account Value" is the sum of the policy fixed account value and the variable account value.


Redacted] VUL3NY (11/15/2000)                                        10/20/2000


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                              SCHEDULE A, CONTINUED

5.    AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:

      CEDING COMPANY may not cede reinsurance automatically if the sum of all amounts inforce and applied for on the same life in all companies, including amounts being replaced, exceed the following limits:

      ---------------------------------------------------
             Issue Ages              Limit
      ---------------------------------------------------
               [ages]           [dollar amount]
      ---------------------------------------------------
               [ages]           [dollar amount]
      ---------------------------------------------------

      In comparing against Automatic Inforce and Applied For Limits:

      a. Potential increases in Specified Amount of a reinsured policy pursuant to the Automatic Increasing Benefit Rider will not be included as amounts inforce or applied for, so long as the total of all increases to the Specified Amount of the Policy can not exceed $750,000.

      b. If the risk is insured under, or has applied for, a joint life policy, the full joint life amount must be included.

6.    FACULTATIVE SHARES:

      Facultative reinsurance will also be on a first dollar, quota share basis, with shares assigned on the basis of Specified Amount. Facultative shares will be determined on a case by case basis, according to CEDING COMPANY's standard facultative placement procedures. CEDING COMPANY will retain an agreed upon Facultative Share of the Specified Amount on a particular policy or rider, up to its per policy Retention Limit of $750,000.

7.    PREMIUM DUE:

      Reinsurance premiums are due annually in advance. These premiums become due on the issue date and each subsequent policy anniversary.

8.    RECAPTURE PERIOD:

      The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

Redacted] VUL3NY (11/15/2000)                                         10/20/2000

----------------------------------------------------------------------------------------------
                            IDS LIFE INSURANCE COMPANY OF NEW YORK
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Basis for VUL III Reinsurance Premiums
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
               ALB ANNUAL COST OF INSURANCE RATES PER $1000 (BEFORE ALLOWANCES)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                 Male           Male         Male        Female         Female       Female
----------------------------------------------------------------------------------------------
  Attained     Preferred      Standard     Standard     Preferred      Standard     Standard
----------------------------------------------------------------------------------------------
    Age        Nonsmoker     Nonsmoker      Smoker      Nonsmoker     Nonsmoker      Smoker
    ---        ---------     ---------      ------      ---------     ---------      ------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
     0
----------------------------------------------------------------------------------------------
     1
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     2
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     3
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     4
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     5
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     6
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     7
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     8
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     9
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     10
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     11
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     12
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     13
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     14
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     15
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     16
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     17
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     18
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     19
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     20
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     21
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     22
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     23
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     24
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     25
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     26
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     27
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     28
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     29
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     30
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     31
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     32
----------------------------------------------------------------------------------------------

Redacted] VUL3NY (11/15/2000)                                         10/20/2000

----------------------------------------------------------------------------------------------

                            IDS LIFE INSURANCE COMPANY OF NEW YORK
----------------------------------------------------------------------------------------------
                            Basis for VUL III Reinsurance Premiums
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
               ALB ANNUAL COST OF INSURANCE RATES PER $1000 (BEFORE ALLOWANCES)
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                 Male           Male         Male        Female         Female       Female
----------------------------------------------------------------------------------------------
  Attained     Preferred      Standard     Standard     Preferred      Standard     Standard
----------------------------------------------------------------------------------------------
    Age        Nonsmoker     Nonsmoker      Smoker      Nonsmoker     Nonsmoker      Smoker
    ---        ---------     ---------      ------      ---------     ---------      ------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
     66
----------------------------------------------------------------------------------------------
     67
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     68
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     69
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     70
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     71
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     72
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     73
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     74
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     86
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     92
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     93
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     94
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     95
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     96
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     97
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     98
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     99
----------------------------------------------------------------------------------------------


Redacted] VUL3NY (11/15/2000)                                         10/20/2000

                                     SAMPLE
                             POLICY EXHIBIT SUMMARY
                             (LIFE REINSURANCE ONLY)

CEDING COMPANY:
                       ---------------------------------------------------------
REINSURER:
                       ---------------------------------------------------------
ACCOUNT NO:
                       ---------------------------------------------------------
PREPARED BY:                                   Phone:   (      )
                       ------------------------------   -------  ---------------
DATE PREPARED:
                       ---------------------------------------------------------


TYPE OF REINSURANCE:

           Yearly Renewable Term
                                            --------------------------------
           Coinsurance
                                            --------------------------------
           Modified Coinsurance
                                            --------------------------------
           Other
                                            --------------------------------

VALUATION DATE:
                -------------
                                              NUMBER OF         AMOUNT OF
                                              POLICIES         REINSURANCE

A. In Force Beginning of Period __/__/__
                                           ---------------- -------------------
B. New Paid Reinsurance Ceded
                                           ---------------- -------------------
C. Reinstatements
                                           ---------------- -------------------
D. Revivals
                                           ---------------- -------------------
E. Increases (Net)
                                           ---------------- -------------------
F. Conversion In
                                           ---------------- -------------------
G. Transfers In
                                           ---------------- -------------------
H. Total Increases (B - G)
                                           ---------------- -------------------
I. Deaths
                                           ---------------- -------------------
J. Maturities
                                           ---------------- -------------------
K. Cancellations
                                           ---------------- -------------------
L. Expiries
                                           ---------------- -------------------
M. Surrenders
                                           ---------------- -------------------
N. Lapses
                                           ---------------- -------------------
O. Recaptures
                                           ---------------- -------------------
P. Other Decreases (Net)
                                           ---------------- -------------------
Q. Reductions
                                           ---------------- -------------------
R. Conversions Out
                                           ---------------- -------------------
S. Transfers Out
                                           ---------------- -------------------
T. Total Decreases (I - S)
                                           ---------------- -------------------
U. Current In Force __/__/__
      (A + H - T)                          ---------------- -------------------



Redacted] VUL3NY (11/15/2000)                                         10/20/2000

                                     SAMPLE

                               ACCOUNTING SUMMARY

CEDING COMPANY:
                       ---------------------------------------------------------
REINSURER:
                       ---------------------------------------------------------
ACCOUNT NO:
                       ---------------------------------------------------------
PREPARED BY:                                   Phone:   (      )
                       ------------------------------   -------  ---------------
DATE PREPARED:
                       ---------------------------------------------------------

TYPE OF REINSURANCE:

           Yearly Renewable Term
                                            --------------------------------
           Coinsurance
                                            --------------------------------
           Modified Coinsurance
                                            --------------------------------
           Other
                                            --------------------------------

VALUATION DATE:
                ---------------

                        LIFE            WP               AD            TOTAL
Premiums
    First Year
                      ----------    -----------      -----------     -----------
    Renewal
                      ----------    -----------      -----------     -----------

Allowances
    First Year
                      ----------    -----------      -----------     -----------
    Renewal
                      ----------    -----------      -----------     -----------

Adjustments
    First Year
                      ----------    -----------      -----------     -----------
    Renewal
                      ----------    -----------      -----------     -----------

Net Due REINSURER
    First Year
                      ----------    -----------      -----------     -----------
    Renewal
                      ----------    -----------      -----------     -----------

    TOTAL DUE
                      ----------    -----------      -----------     -----------

            (The above information should be a summary of the detail
                      information provided to REINSURER.)


Redacted] VUL3NY (11/15/2000)                                         10/20/2000

                                    EXHIBIT I

Underwriting Guidelines for Internal Replacements to Permanent Insurance

EVEN EXCHANGES AND NOT REQUESTING OR NOT ELIGIBLE FOR PREFERRED CLASS

o     No underwriting

EVEN EXCHANGES WITH REQUEST FOR PREFERRED RATES

Within three years (use last date underwritten):

o     Application

Three to ten years:

o     Application

o     MIG (if necessary for new age and full amount of new policy)

o     Blood, urine and physical measures

More than ten years:

o     Full underwriting for new age and full amount of new policy

Exchanges with Increases

o If the original policy was underwritten non-medically, full underwriting for new age and full amount of new policy is required

INCREASE OF $25,000 OR LESS:

o     Follow guidelines for even exchanges with request for preferred rates

o Exception: Three to ten years - blood, urine and physical measures are required only if necessary for new age and full amount of new policy

INCREASES GREATER THAN $25,000:

Within three years (use last date underwritten):

o     Application

o     Full underwriting for new age and AMOUNT OF INCREASE

Three to ten years:

o     Application

o MIG, blood, urine and physical measures (if necessary for new age and full amount of new policy)

o     Full underwriting for new age and AMOUNT OF INCREASE

More than ten years:

o     Full underwriting for new age and FULL AMOUNT OF NEW POLICY

Redacted] VUL3NY (11/15/2000)                                         10/20/2000